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                                                                   Exhibit 10.4




                      CHARTER COMMUNICATIONS HOLDINGS, LLC

                                1999 OPTION PLAN
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                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                                1999 OPTION PLAN

                               TABLE OF CONTENTS

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                                                                          PAGE
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
SECTION 1   DEFINITIONS.................................................    1
SECTION 2   THE PLAN....................................................    3
     2.1    Name........................................................    3
     2.2    Purpose.....................................................    3
     2.3    Intention...................................................    3
SECTION 3   ADMINISTRATION..............................................    3
     3.1    Administration..............................................    3
     3.2    Duties......................................................    3
SECTION 4   PARTICIPATION...............................................    3
     4.1    Eligibility.................................................    3
SECTION 5   MEMBERSHIP INTERESTS SUBJECT TO PLAN........................    4
     5.1    Membership Interests Available for Options..................    4
     5.2    Adjustments.................................................    4
SECTION 6   OPTIONS.....................................................    5
     6.1    Option Grant and Agreement..................................    5
     6.2    Transferability.............................................    5
     6.3    Exercise Price..............................................    6
     6.4    Option Term.................................................    6
     6.5    Vesting, Payment Upon Relocation of Headquarters, and
              Repurchase of Options and Membership Interests............    6
     6.6    Method of Exercising Options; Withholding Tax...............    6
     6.7    Rights in the Event of Termination Other Than for Cause.....    7
     6.8    Rights in the Event of Termination For Cause................    7
     6.9    Rights in the Event of Death or Disability..................    7
     6.10   Rights in the Event of Termination For Any Other Reason.....    8
SECTION 7   MEMBERSHIP INTERESTS ISSUED PURSUANT UPON THE EXERCISE OF AN
              OPTION....................................................    8
     7.1    Issuance of Certificates....................................    8
     7.2    Compliance with Securities and Other Laws...................    8
SECTION 8   TERMINATION, AMENDMENT AND MODIFICATION OF PLAN.............    9
     8.1    Termination, Amendment and Modification of Plan.............    9
     8.2    Plan Termination............................................    9
     8.3    Effect of Termination, Amendment or Modification of Plan....    9
SECTION 9   OCCURRENCE OF INITIAL PUBLIC OFFERING.......................    9
SECTION 10  MISCELLANEOUS...............................................    9
     10.1   No Employment Rights........................................    9
     10.2   Binding Effect..............................................    9
     10.3   Singular, Plural, Gender....................................    9
     10.4   Headings....................................................    9
     10.5   Effective Date..............................................    9
     10.6   Rights as Member............................................   10
     10.7   Applicable Law..............................................   10

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                               PLAN INTRODUCTION

     The Plan is designed to advance the Company's interests by encouraging Employees and Consultants of the Company and its Affiliates to acquire a proprietary interest in the Company. It provides that Membership Interests representing an aggregate of 10% of the aggregate equity value of the Company on the date of the adoption of the Plan may be optioned to Employees and Consultants of the Company and its Affiliates. All Employees and Consultants of the Company are eligible to receive Options, but the Administrator is entitled to select the individuals to whom such options actually will be granted.

     Options granted under the Plan are nontransferable (other than by will or the laws of descent and distribution, or except as authorized by the Administrator) and may not be exercised more than ten years after the date they are granted.

     The Company will receive no cash consideration for granting Options under the Plan. However, when an Option is exercised, the holder is required to pay the Exercise Price for the Membership Interests of the Company to be issued under the exercised Option.

     The Plan will be administered by the Administrator and will terminate ten years after the date it is adopted by the Board, unless earlier terminated by the Administrator.

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                      CHARTER COMMUNICATIONS HOLDINGS, LLC

                                1999 OPTION PLAN

                                   SECTION 1

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Act" means the Securities Act of 1933, as amended.

     (b) "Administrator" means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 3 of the Plan.

     (c) "Affiliate" means with respect to any person or entity, any other person or entity who controls, is controlled by or is under common control with such person or entity.

     (d) "Allen" means Paul G. Allen, an individual, who is Chairman of the board of directors of CCI.

     (e) "Board" means the board of directors of the Company.

     (f) "Cause" means the Optionee (i) has committed any crime, (ii) has committed any act of fraud, embezzlement or gross dishonesty, (iii) has committed any act of sex discrimination or sexual harassment under the provisions of any Federal, state or local law, resulting in any of the above cases in a material financial loss to the Company or damage to the reputation of the Company, (iv) has refused to comply with the lawful directives of the Board or of the Optionee's supervisors, within ten (10) days after written notice thereof from the Board or the Company, or (v) has engaged in conduct which constitutes gross negligence or willful misconduct, which conduct is not cured within ten (10) days after written notice thereof from the Board or the Company.

     (g) "CCI" shall mean Charter Communications, Inc., a Delaware corporation.

     (h) "Change of Control" means a direct or indirect sale of more than 49.9% of the outstanding Membership Interests of the Company, except where Allen and his Affiliates retain effective voting control of the Company, the merger or consolidation of the Company, with or into any other corporation or entity, other than a wholly-owned subsidiary of the Company except where Allen and his Affiliates have effective voting control of the surviving entity, or any other transaction, or event, a result of which is that Allen holds less than 50.1% of the voting power of the surviving entity, except where Allen and his Affiliates retain effective voting control of the Company, or a sale of all or substantially all of the assets of the Company (other than to an entity majority-owned or controlled by Allen and his Affiliates).

     (i) "Code" means the Internal Revenue Code of 1986, as amended.

     (j) "Committee" means the Board or a committee appointed by the Board in accordance with Section 3 of the Plan.

     (k) "Company" means Charter Communications Holdings, LLC, a Delaware limited liability company.

     (l) "Consultant" means a person who is retained by the Company or any of its Affiliates as a consultant, but not as an Employee.

     (m) "Date of Grant" means the date as of which Options are granted to Consultants and Employees as specified in the applicable Option Agreement.

     (n) "Employee" means any person, including a manager of the Company, who is employed by the Company or any Affiliate.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
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     (p) "Exercise Price" means the price per membership interest of the
Membership Interests subject to each Option as provided in Section 6.3.

     (q) "Fair Market Value" shall mean the fair market value of the Company (i) as determined by the Administrator prior to the consummation of an Initial Public Offering and (ii) according to the following formula from and after the consummation of an Initial Public Offering: (A) the sum of (I) the total number of outstanding shares of common stock of the Public Company, assuming the exercise of all options, warrants or other similar rights held by any person to purchase common stock of the Public Company, multiplied by the Share Value, plus
(II) the debt of the Public Company as reflected on its financial statements, minus (III) the fair market value, as determined by the Administrator, of all assets of the Public Company, including the exercise price of all options, warrants, or similar rights deemed exercised under clause (I) of this sentence, other than Membership Interests, divided by (B) the Percentage Interest of the Membership Interests which the Public Company holds in the Company.

     (r) "Initial Public Offering" means the consummation of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Act, covering the offer and sale of shares of common stock of the Company's Parent or a successor corporation through which the business of the Company will be carried out.

     (s) "Kent" means Jerald L. Kent, an individual, who is President, Chief Executive Officer and a director of the Company and CCI.

     (t) "Member" means a member of the Company.

     (u) "Membership Interest" means a membership interest in the Company.

     (v) "Option" means an option to purchase a Membership Interest pursuant to the provisions of this Plan.

     (w) "Option Agreement" means the agreement described in Section 6.1 between the Company and the Optionee under which the Optionee may purchase Membership Interests hereunder.

     (x) "Optionee" means an Employee or Consultant who receives an Option pursuant to this Plan.

     (y) "Option Spread" means with respect to each Option, an amount equal to the product of (i) the excess of (a) the Exercise Price of such Option over (b) the Fair Market Value (plus the Exercise Price of all options taken into account in computing Percentage Interest) multiplied by the Percentage Interest per Membership Interest with respect to such Option, and (ii) the number of Membership Interests covered by such Option at the time of determination.

     (z) "Option Term" means, with respect to an Option, the period of time commencing on the date of the grant of such Option and ending on the date immediately preceding the tenth anniversary thereof, subject to earlier termination as provided herein, during which an Option may be exercised.

     (aa) "Parent" means an Affiliate which is manager of, and/or the direct or indirect owner of an excess of fifty percent (50%) of the equity interests in, the Company.

     (bb) "Percentage Interest" of an Option or Membership Interest means the percentage interest that an exercise of such Option or possession of such Membership Interest would give the Optionee in the Company assuming the exercise of all Options held by all Optionees and the exercise of all options and warrants held by any person to purchase Membership Interests.

     (cc) "Plan" means the Charter Communications Holdings, LLC 1999 Option Plan, the terms of which are set forth herein.

     (dd) "Public Company" means the Parent or successor corporation to the Company whose shares will be sold pursuant to the Initial Public Offering.

     (ee) "Purchase Agreement" means that certain Purchase Agreement dated July 29, 1998 among Paul G. Allen, Charter Communications, Inc. and certain other parties.

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     (ff) "Share Value" means (i) upon the consummation of an Initial Public
Offering, the price per share of the common stock of the Public Company upon the consummation of the Initial Public Offering, and (ii) after the consummation of an Initial Public Offering, the average of the highest and lowest quoted selling prices on the principal national securities exchange on which the common stock of the Public Company is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, as reported by the NASDAQ Stock Market's National Market, on the day in question.

                                   SECTION 2

                                    THE PLAN

     2.1 Name. This Plan shall be known as "Charter Communications Holdings, LLC 1999 Option Plan."

     2.2 Purpose. The purpose of this Plan is to advance the interests of the Company and its Affiliates by affording Employees and Consultants of the Company and its Affiliates an opportunity to acquire or increase their proprietary interest in the Company by the grant to such individuals of Options under the terms set forth herein. By thus encouraging such individuals to acquire or increase their proprietary interest in the Company, the Company seeks to attract, motivate and retain those highly competent individuals upon whose judgment, initiative, leadership, and continued efforts the success of the Company in large measure depends.

     2.3 Intention. It is intended that all Options issued under this Plan will be nonstatutory Options and the terms of this Plan shall be interpreted in accordance with such intention.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 Administration. This Plan shall be administered initially by the Board, although the Board, in its discretion and from time to time, may designate a Committee as the Administrator in substitution for the Board, and may redesignate itself as Administrator following the designation of a Committee as Administrator. The Administrator will interpret this Plan, prescribe and rescind rules and regulations relating to the administration of this Plan, and make all other determinations necessary or advisable for the proper administration of this Plan subject to the provisions of Sections 4.1, 5.2, 8.1 and 10.5. The Administrator may act at any time at a meeting duly held, or by unanimous written consent, in accordance with the provisions of the Company's operating agreement applicable to the proceedings of the Board or a Committee, as the case may be. Notwithstanding the foregoing, from and after such time as the Company or its Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Plan shall be administered by a Committee, which will then consist solely of two or more persons who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code.

     3.2 Duties. The interpretation and construction by the Administrator of any provisions of this Plan, of any Option Agreement hereunder, or of any Option granted thereunder, shall be final and binding on any Employee, Consultant or Optionee, or any person claiming by or through an Employee, Consultant or Optionee. No member of the Administrator shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan, any Option Agreement issued hereunder or any Option granted thereunder.

                                   SECTION 4

                                 PARTICIPATION

     4.1 Eligibility. The Optionees shall be those existing and prospective Employees and Consultants to the Company or any Affiliate (collectively, "Participants" and individually a "Participant") to whom Options may be granted from time to time by the Administrator based upon the recommendation of Kent. The

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Administrator shall designate, from time to time and based upon the recommendation of Kent, the number of Options to be granted to each Participant.

                                   SECTION 5

                      MEMBERSHIP INTERESTS SUBJECT TO PLAN

     5.1 Membership Interests Available for Options. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the total number of Membership Interests which may be issued upon the exercise of all Options shall not exceed 25,009,798 Membership Interests, which shall be equal to the number of Membership Interests representing an aggregate of 10% of the aggregate equity value of the Company on the date of the adoption of this Plan. If any Option shall expire or terminate for any reason without having been exercised in full, new Options may be granted covering Membership Interests originally set aside for the exercise of such expired or terminated Option. From and after such time as the Company or its Parent is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, no Optionee may receive grants during any fiscal year of the Company or portion thereof, of Options which, in the aggregate cover more than 15,000,000 Membership Interests, subject to adjustment as provided in Section 5.2. If an Option expires or terminates for any reason without having been exercised in full, the unrepurchased Membership Interests subject to that expired or terminated Option will continue to count against the maximum numbers of Membership Interests for which Options may be granted to an Optionee during any fiscal year of the Company or its Parent or portion thereof.

     5.2 Adjustments.

     (a) Subject to any required action by the Board, Kent, and/or the Members, the number of Membership Interests covered by the Plan as provided in Section
5.1 hereof, the number of Membership Interests covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Membership Interests resulting from a subdivision or consolidation of Membership Interests or the distribution of Membership Interests on Membership Interests without consideration. Notwithstanding the foregoing, nothing in this Plan shall be interpreted to provide dilution protection with respect to the Options or the number of Membership Interests covered by the Plan in the event, and to the extent of any additional equity contribution to the Company.

     (b) Subject to the provisions of Section 5.2(d), and subject to any required action by the Board, Kent, and/or the Members, if the Company shall merge with another entity and the Company is the surviving entity in such merger and under the terms of such merger the Membership Interests outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Option shall continue to apply to the Membership Interests subject thereto and shall also pertain and apply to any additional securities and other property, if any, to which a holder of the number of Membership Interests subject to the Option would have been entitled as a result of the merger.

     (c) If the Company shall merge with another entity and the Company is not the surviving entity in such merger, and such merger does not constitute a Change of Control, the Administrator may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date that notice such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option is subject; (iii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such merger with respect to or in exchange for the number of Membership Interests purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to such merger; or (iv) with the prior written consent of the Optionee (unless otherwise stated in such Optionee's Option Agreement), cancel Options upon the payment to such Optionee in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated as contemplated in clause
(ii) above), of any amount that is the equivalent of

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the Option Spread at the effective time of the merger. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

     (d) Notwithstanding any other provision contained in this Plan, in the event of a Change of Control, any unvested Options issued under this Plan to any Optionee shall immediately vest; provided, however, that to the extent that the acceleration of the exercisability of Options would result in the disallowance under Section 280G of the Code of tax deductions which would otherwise be available to the Company or its Affiliates, or in liability of such Optionee or any person obtaining rights in the Option under Section 6.2 for any excise tax under Section 4999 of the Code, such unvested Options will not immediately vest unless the Company receives prior written consent from the Optionee at least thirty (30) days prior to the Change of Control. In the event of a Change of Control, the Administrator may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date on which notice of such shortening is given to the Optionees); (ii) arrange to have the surviving or successor entity assume the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of a Change of Control with respect to or in exchange for the number of Membership Interests purchasable and receivable upon the exercise of the Options had such exercise occurred in full prior to such Change of Control, or (iii) cancel Options upon the payment to the Optionee in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated in accordance with this Section 5.2(d)), of an amount that is the equivalent of the Option Spread at the effective time of the Change of Control. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

     (e) To the extent that the foregoing adjustments relate to securities of the Company, such adjustments shall be made by the Administrator, whose determination shall be conclusive and binding on all persons.

                                   SECTION 6

                                    OPTIONS

     6.1 Option Grant and Agreement. Each Option grant shall be evidenced by a written Option Agreement, dated as of the date of grant and executed by the Company and the Optionee, which Option Agreement shall set forth the number of Options granted, the Exercise Price, the Option Term, the vesting schedule of such Options, and such other terms and conditions as may be determined appropriate by the Administrator, provided that such terms and conditions are consistent with the Plan. The Option Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of the Plan language.

     6.2 Transferability. An Option granted under the Plan shall, by its terms, be non-transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution pursuant to a qualified domestic relations order as defined in the Code, and shall be exercisable during the Optionee's lifetime only by the Optionee, the Optionee's executor, or, to the extent permitted by the Administrator or by the terms of the Option Agreement, the spouse of the Optionee who obtained the Option pursuant to such qualified domestic relations order described herein. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time an Option is granted or amended, such Option may be assigned, in connection with the Optionee's estate plan, in whole or in part, during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in such Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate. For purposes of this Section 6.2, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

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     6.3 Exercise Price.

     (a) The Exercise Price shall be equal to the Percentage Interest of such Options multiplied by the Fair Market Value.

     (b) Upon an Initial Public Offering and at all times thereafter, Membership Interests shall be automatically exchanged for shares of the Public Company in accordance with Section 9 of this Plan.

     6.4 Option Term. The Option Term shall be determined by the Administrator, subject to any limitations imposed by this Plan, but in any event shall not be more than ten years from the date such Option is granted. Options may be subject to earlier termination as provided in this Plan.

     6.5 Vesting, Payment Upon Relocation of Headquarters, and Repurchase of Options and Membership Interests. The vesting of each Option shall be as set forth in the Option Agreement according to the following general guideline: (i) with respect to Options granted by the Board on February 9, 1999, vesting shall be as set forth in the February 9, 1999 Board resolution, and (ii) with regard to all other Options, one fourth ( 1/4) shall become exercisable on the 15 month anniversary (the "15 Month Anniversary") of the Date of Grant, and 1/45th of the remaining Options shall become exercisable on each of the 45 months following the 15 Month Anniversary, until all such Options are exercisable, provided, however, that if an Initial Public Offering has not occurred, Options will only be exercisable upon termination of employment for any reason other than for Cause, or upon death or disability or immediately prior to the expiration of such Option. If the Company shall relocate its existing Headquarters outside the greater St. Louis, Missouri area on or before December 23, 2001 without the prior written consent of Kent, or of Barry L. Babcock or Howard L. Wood if Kent is not surviving at the time such consent is sought (a "Headquarters Breach"):

     (a) unless otherwise provided in the Optionee's Option Agreement, with respect to any Optionee who is a member of the corporate staff and is employed and located at the St. Louis corporate headquarters and to whom Options have been granted and who does not relocate, if less than 40% of the Options held by such Optionee have vested, then for purposes of this paragraph (a) of Section 6.5, 40% of all Options held by such Optionee will be deemed to have vested. With respect to such Optionee's Options which have vested or are deemed to have vested pursuant to this paragraph (a) of Section 6.5, and which have not already been exercised, the Company shall pay, to each such Optionee in full satisfaction of such Option an amount equal to the greater of (I) the Option Spread or (II) (A) if the Headquarters Breach occurs on or before December 23, 1999, an amount equal to three (3) times the annual base salary of such Optionee, or (B) if the Headquarters Breach occurs thereafter but on or before December 23, 2000, an amount equal to two (2) times the annual base salary of such Optionee, or (C) if the breach occurs thereafter but on or before December 23, 2001, an amount equal to the annual base salary of such Optionee; and

     (b) if any payment is made to any Optionee pursuant to paragraph (a) of
Section 6.5 above, then all Options granted to such Optionee shall be automatically canceled.

     6.6 Method of Exercising Options; Withholding Tax. Options shall be exercised by a written notice, delivered to the Company at its principal office in St. Louis, Missouri or such other address that may be designated by the Company, specifying the number of Membership Interests to be purchased and tendering payment in full for such Membership Interests. Payment may be tendered in cash or by certified, bank cashier's or teller's check or by Membership Interests (valued at Fair Market Value as of the date of tender), or some combination of the foregoing or such other form of consideration which has been approved by the Administrator, including any approved cashless exercise mechanism. The right to deliver in full or partial payment of such Exercise Price any consideration other than cash shall be limited to such frequency as the Administrator shall determine in its absolute discretion. In the event all or part of the Exercise Price is paid in Membership Interests, any excess of the value of such Membership Interests over the Exercise Price will be returned to the Optionee as follows: (i) any whole Membership Interest remaining in excess of the Exercise Price will be returned in kind, and may be represented by one or more Membership Interest certificates; and (ii) any partial Membership Interests remaining in excess of the Exercise Price will be returned in cash.

     In the event the Company determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee may be required to
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

make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Membership Interests registered in the name of the Optionee, (iii) by the Company not issuing such number of Membership Interests subject to the Option as have a Fair Market Value at the time of exercising equal to the amount to be withheld, (iv) withholding from other compensation due to the Optionee, or (v) any combination of (i), (ii), (iii) and (iv) above.

     6.7 Rights in the Event of Termination Other Than for Cause.

     (a) In the event that an Optionee's employment or service as a Consultant with the Company or its Affiliates is terminated prior to an Initial Public Offering other than for Cause, the Optionee shall have (subject to Section 6.2 of the Plan) the right (but not the obligation, except as herein provided), for a period (taking into account any earlier termination date provided by the Plan) of thirty (30) days from such termination of employment or service to (i) put vested Options to the Company, or Allen at Allen's option, at a purchase price equal to the Option Spread and (ii) put all Membership Interests to the Company (whether or not acquired on the exercise of an Option hereunder), or Allen at Allen's option, held by the Optionee on the date of termination at a purchase price equal to the Fair Market Value multiplied by the Percentage Interest of the Membership Interests. In the event that the Optionee does not exercise its rights to put all vested Options and Membership Interests as specified in this
Section 6.7, Allen or, at his option, the Company, shall have the right (but not the obligation, except as herein provided), for a period (taking into account any earlier termination date provided by the Plan) of sixty (60) days after having received written notice that the Optionee will not put such Options and Membership Interests to the Company, to pay to the Optionee with respect to all vested Options (or underlying Membership Interests if such Options have been exercised) held by such individual, the Option Spread as of the date of termination (or the Fair Market Value multiplied by the Percentage Interest of the Membership Interest if the Options have already been exercised). Any amounts to be paid to an Optionee pursuant to this Section 6.7 shall be paid, at the option of Allen or the Company, in cash or in the form of a ten (10) year note bearing annual interest at a rate of at least six percent (6%) (any such greater amount to be at the sole discretion of Allen or the Company as the case may be) with the principal to be paid at the end of the tenth year, such payment to be made within thirty (30) days after the end of the fiscal quarter in which the call or put is exercised. Concurrent with any such payment, the Options shall be canceled and the Membership Interests shall be transferred to Allen or the Company, as the case may be.

     (b) In the event that an Optionee's employment or service as a Consultant with the Company and all of its Affiliates is terminated other than for Cause subsequent to an Initial Public Offering, such Optionee shall have the right to exercise any vested Options within sixty (60) days of the termination of employment. After such sixty-day period, all unexercised vested or unvested Options held by such individual shall automatically be canceled.

     6.8 Rights in the Event of Termination For Cause. Notwithstanding the foregoing, if an Optionee's employment or service is terminated for Cause, (a) the Options not exercised prior to the termination are automatically canceled, and (b) Allen, or, at his option, the Company, shall have the right (but not the obligation), for a period of ninety (90) days following such termination for Cause, to purchase all Membership Interests held by such Optionee (whether or not acquired on the exercise of an Option granted hereunder) for a purchase price equal to the Exercise Price at which the Optionee acquired the Membership Interests, or the Optionee's purchase price for the Membership Interests if the Membership Interests were not acquired on the exercise of an Option.

     6.9 Rights in the Event of Death or Disability. In the event of an Optionee's death or disability, (i) all vested Options may be exercised (by the Optionee or in the case of death by the Optionee's estate or person who acquired the right to exercise such Options by bequest or inheritance) until the earlier of their expiration, or one (1) year after the date of the Optionee's death or disability and any Options not so exercised shall automatically be canceled,
(ii) if an Initial Public Offering has not taken place as of the Optionee's date of death or disability, the Optionee, (or in the case of death the Optionee's estate or person who acquired the right to exercise such Options by bequest or inheritance) may (A) put such Options to the Company, or Allen

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at Allen's option, at a purchase price equal to the Option Spread and (B) put all Membership Interests (whether or not acquired on the exercise of an Option hereunder) held by the Optionee on the date of death or disability to the Company, or Allen at Allen's option, at a purchase price equal to the Fair Market Value multiplied by the Percentage Interest of the Membership Interests for a period of thirty (30) days, and (iii) if an Initial Public Offering has not taken place as of the Optionee's date of death or disability, and the Optionee has not exercised its rights to put all vested Options and all Membership Interests to the Company, or Allen at Allen's option, as specified in
Section 6.9(ii), Allen, or at his option, the Company, shall have the right, for a period of sixty (60) days after having received written notice that the Optionee will not exercise its rights as specified in Section 6.9(ii), to purchase all vested Options held by such Optionee at a purchase price equal to the Option Spread and all Membership Interests (whether or not acquired on the exercise of an Option hereunder) held by the Optionee on the date of death or disability at a purchase price equal to the Fair Market Value multiplied by the Percentage Interests of such Membership Interests. All payments due to the Optionee pursuant to this Section 6.9 shall be paid promptly in cash. All unvested Options shall be canceled in the event of an Optionee's death or disability.

     6.10 Rights in the Event of Termination For Any Other Reason. Upon termination for any reason, all unvested Options shall immediately be canceled and the Optionee shall not be entitled to any payment therefor except as expressly provided for herein. Except as expressly provided for in Sections 6.7(b) and 6.9 hereof, all vested Options shall be automatically canceled if not exercised within ninety (90) days after such termination.

                                   SECTION 7

                          MEMBERSHIP INTERESTS ISSUED
                    PURSUANT UPON THE EXERCISE OF AN OPTION

     7.1 Issuance of Certificates. The Company shall not be required to issue or deliver any certificate for Membership Interests purchased upon the exercise of any Option, or any portion thereof, prior to fulfillment of all of the following applicable conditions:

     (a) The admission of such Membership Interests to listing on all stock exchanges or markets on which the Membership Interests are then listed to the extent such admission is necessary;

     (b) The completion of any registration or other qualification of such Membership Interests under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall in its sole discretion deem necessary or advisable, or the determination by the Board in its sole discretion that no such registration or qualification is required;

     (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver any certificates for Membership Interests purchased upon the exercise of an Option or any portion thereof, unless required by Federal, or state law.

     7.2 Compliance with Securities and Other Laws. In no event shall the Company be required to sell, issue or deliver Membership Interests pursuant to Options if in the opinion of the Board the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of Membership Interests pursuant to Options, the Company may place legends on the Membership Interests, issue stop-transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the
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Membership Interests solely for investment and not with a view to distribution and that no distribution of the Membership Interests acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws or unless, in the opinion of counsel to the Company, such registration is unnecessary.

                                   SECTION 8

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     8.1 Termination, Amendment and Modification of Plan. Subject to the approval of Kent, the Administrator may from time to time, with respect to any Options at the time outstanding or granted to Optionees, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, that, any such action shall not adversely affect in any manner Options then outstanding, whether vested or not.

     8.2 Plan Termination. Unless terminated earlier as provided in Section 8.1, the Plan shall terminate ten years from the date it is adopted by the Board and no Option shall be granted under this Plan after such date.

     8.3 Effect of Termination, Amendment or Modification of
Plan. Notwithstanding Sections 8.1 and 8.2, no termination, amendment or modification of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or a person who shall have acquired the right to exercise the Option by will or the laws of descent and distribution.

                                   SECTION 9

                     OCCURRENCE OF INITIAL PUBLIC OFFERING

     From and after the occurrence of an Initial Public Offering, each Membership Interest held as a result of an exercise of an Option will automatically be exchanged into that number of shares of the common stock of the Public Company determined by multiplying the Percentage Interest of such Membership Interests by the Fair Market Value, and dividing by the Share Value. Any shares of the common stock of the Public Company received by an Optionee in exchange for Membership Interests shall be subject to purchase by Allen or the Company in the same manner as Membership Interests upon the termination of the employment or consulting relationship of the Optionee for cause as described in
Section 6.8. It is the intent of this Section 9 that an Optionee will receive that number of shares of common stock of the Public Company necessary to provide such Optionee with an aggregate economic benefit equal to the value of such Optionee's Options and Membership Interests

                                   SECTION 10

                                 MISCELLANEOUS

     10.1 No Employment Rights. Nothing in the Plan or in any Option granted hereunder or in any Option Agreement relating thereto shall confer upon any individual the right to continue in the employ or service of the Company or its Affiliates.

     10.2 Binding Effect. The Plan shall be binding upon the successors and assigns of the Company.

     10.3 Singular, Plural, Gender. Whenever used herein, except where the context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     10.4 Headings. Headings of the Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     10.5 Effective Date. This Plan shall be effective as of February 9, 1999, subject to the approval of this Plan by the Board and Kent.

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     10.6 Rights as Member.  An Optionee or transferee of an Option shall have no rights as a Member with respect to any Membership Interests subject to such Option prior to the purchase of such Membership Interests by exercise of such Option as provided herein.

     10.7 Applicable Law. This Plan and the Options granted hereunder shall be interpreted, administered and otherwise subject to the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

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